Exhibit 1.1

UNDERWRITING AGREEMENT

between

ADVANCED INHALATION THERAPIES (AIT) LTD.

and

JOSEPH GUNNAR & CO., LLC

as Representative of the Several Underwriters

ADVANCED INHALATION THERAPIES (AIT) LTD.

UNDERWRITING AGREEMENT

New York, New York
February __, 2016

Joseph Gunnar & Co., LLC

As Representative of the several Underwriters named on Schedule 1 attached hereto
30 Broad Street, 11th Fl

New York, NY 10004

Ladies and Gentlemen:

The undersigned, Advanced Inhalation Therapies (AIT) Ltd., a corporation formed under the laws of the State of Israel (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of Advanced Inhalation Therapies Ltd , the “Company”), hereby confirms its agreement (this “Agreement”) with Joseph Gunnar & Co., LLC. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1	Firm Units.

1.1.1.	Nature and Purchase of Firm Units.

(i)          On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of [•] units (each a “Unit” and collectively, the “Units”), each consisting of two ordinary shares, no par value of the Company (the “Ordinary Shares”) and three warrants (the “Warrants”) each to purchase one Ordinary Share (collectively, the “Firm Units”). The Ordinary Shares that are issuable upon the exercise of the Warrants shall be referred to herein as the “Warrant Shares”.

(ii)         The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $[•] per unit (93% of the per Firm Unit offering price). The Firm Units are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2.	Payment and Delivery.

(i)          Delivery and payment for the Firm Units shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 (“Representative Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.”

(ii)         Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all of the Firm Units. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2	Over-allotment Option.

1.2.1.          Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Company hereby grants to the Underwriters an option to purchase either (i) up to [•] additional Units, representing fifteen percent (15%) of the Firm Units sold in the offering, from the Company or (ii) if the Separation Date (as hereinafter defined) occurs prior to the 45th day after the Effective Date, up to [•] additional Ordinary Shares, representing fifteen percent (15%) of the Ordinary Shares included in the Firm Units sold in the offering and/or up to [•] additional Warrants, representing fifteen percent (15%) of the Warrants included in the Firm Units sold in the offering (in the case of (i) or (ii), the “Over-allotment Option”). Such [•] additional Units, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Units”, such [•] additional Ordinary Shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares” and such [•] additional Warrants, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Warrants”. The purchase price to be paid per Option Unit shall be equal to the price per Firm Unit set forth in Section 1.1.1 hereof. The purchase price to be paid per Option Share shall be $____ and the purchase price per Option Warrant shall be $___. The Firm Units, the Option Units, the Option Shares and the Option Warrants are hereinafter referred to together as the “Public Securities.” The Option Units, the Option Shares and the Option Warrants shall be collectively referred to herein as the “Option Securities”. The offering and sale of the Public Securities is hereinafter referred to as the “Offering.” For purposes of this Agreement, the term “Separation Date” shall mean the earlier of (i) the 45th day after the Effective Date or (ii) such earlier date as may be specified to us in a notice provided by the Representative.

1.2.2.          Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units, the Option Shares and/or the Option Warrants, as the case may be, within 45 days after the Effective Date. The Underwriters shall not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (the “Option Closing Date”), which shall not be later than three (3) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Securities specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Securities then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3.          Payment and Delivery. Payment for the Option Securities shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) full Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representative for applicable Option Securities. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date.

1.3	Representative’s Warrants.

1.3.1.          Purchase Warrants. As additional compensation for its services hereunder, the Company hereby agrees to issue to the Representative (and/or its designees) a warrant or warrants (“Representative’s Warrant(s)”) for the purchase of Ordinary Shares representing 5% of the Ordinary Shares included as part of the Firm Units. A Representative’s Warrant for the purchase of Ordinary Shares representing 5% of the Ordinary Shares included as part of the Firm Units shall be issued to the Representative (and/or its designees) on the Closing Date. The Representative’s Warrant, in the form attached hereto as Exhibit A , shall be exercisable, in whole or in part, commencing on a date which is one (1) year after the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Ordinary Share of $[•], which is equal to 125% of [•] [the initial public offering price per share of each Ordinary Share comprising part of a Firm Unit – i.e., same price per Option Share in 1.2.1]. The Representative’s Warrant and the Ordinary Shares issuable upon exercise thereof are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying Ordinary Shares during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2.          Delivery. Delivery of a Representative’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.          Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1	Filing of Registration Statement.

2.1.1.          Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form F-1 (File No. 333-206557), including any related prospectus or prospectuses, for the registration of the Public Securities and the Representative’s Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated January __, 2016, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means [TIME] [a.m./p.m.], Eastern time, on the date of this Agreement.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended and the regulations promulgated thereunder.

“Israeli Securities Law” means the Israeli Securities Law 5728-1968, as amended, and the regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”) relating to the Public Securities, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2.          Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-[•]) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Ordinary Shares and the Warrants (the “Form 8-A Registration Statement”). The registration of the Units, the Ordinary Shares and the Warrants under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Units, the Ordinary Shares or the Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2           Stock Quotation. The Units, the Ordinary Shares and the Warrants have been approved for quotation on the OTCQB Venture Marketplace (the “Trading Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the quotation of the Units, the Ordinary Shares and the Warrants on the Trading Market, nor has the Company received any notification that the Trading Market is contemplating terminating such quotation except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.3           No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

For the purposes of this Agreement "Knowledge" means, when referring to the ‘knowledge’ of the Company, or any similar phrase or qualification based on knowledge, the actual knowledge of Company’s officers and/or employees, and the knowledge that each such person would have obtained after making due and appropriate inquiry with respect to the particular matter in question.

2.4	Disclosures in Registration Statement.

2.4.1.	Compliance with Securities Act and 10b-5 Representation.

(i)          Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)         Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)        The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the statements set forth in the “Underwriting” section of the Prospectus only insofar as such statements relate to the names and corresponding share amounts set forth in the table of Underwriters and the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters and the paragraph relating to stabilization by the Underwriters (the “Underwriters’ Information”); and

(iv)        Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2.          Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, except for such violations as would not reasonably be expected to result in a Material Adverse Change (as hereinafter defined).

2.4.3.          Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.4.4.          Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.5	Changes After Dates in Registration Statement.

2.5.1.          No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or business prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.5.2.          Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6           FDA Matters As to each product or product candidate subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) and/or the jurisdiction of the non-U.S. counterparts thereof that is tested, sold and/or marketed by the Company (each such product, a “Product”), such Product is being tested, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and/or and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, advertising, record keeping and filing of reports, except where the failure to be in compliance would not result in a Material Adverse Change. The Company currently has no products that have been approved by the FDA or any non-U.S. counterparts thereof to be manufactured, packaged, labeled, distributed, sold and/or marketed. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity or any non-U.S. counterparts thereof, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company, and which, either individually or in the aggregate, would result in a Material Adverse Change. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and non-U.S. counterparts thereof. The Company has not been informed by the FDA or any non-U.S. counterparts thereof that such agency will prohibit the marketing, sale, license or use of any Product nor has the FDA or a non-U.S. counterpart thereof provided any written notice that could reasonably be expected to preclude the approval or the clearing for marketing of any Product.

2.7           Clinical Trials The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except where the failure to be so conducted would not result in a Material Adverse Change. The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and the Company has no knowledge of other studies or tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority or that additional studies, tests or preclinical or clinical trials will reach similar results or conclusions

2.8           Independent Accountants. To the knowledge of the Company, Kost Forer Gabbay & Kasierer (a member of EY Global) (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.9           Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

2.10         Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares of the Company or any security convertible or exercisable into Ordinary Shares of the Company, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.11	Valid Issuance of Securities, etc.

2.11.1.          Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; have been issued in compliance with all federal, state and local, including Israeli, securities laws and the Israeli Companies Law, and conform to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights or rights of first refusal of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the Company’s outstanding securities, including the outstanding Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.11.2.          Securities Sold Pursuant to this Agreement. The Public Securities, Representative’s Securities and the Warrant Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities, the Representative’s Securities and the Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities, the Representative’s Securities and the Warrant Shares has been duly and validly taken. The Public Securities, the Representative’s Securities and the Warrant Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate action required to be taken for the authorization and issuance of each of the Warrants and the Representative’s Warrant has been duly and validly taken; the Warrant Shares and the Ordinary Shares issuable upon exercise of the Representative’s Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Warrants or Representative’s Warrant, as the case may be, such Warrant Shares or Ordinary Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; and such Warrant Shares and Ordinary Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.12         Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.13         Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement dated as of the Closing Date between the Company and VStock Transfer LLC, as Warrant Agent (the “Warrant Agent”) with respect to the Warrants (the “Warrant Agreement”), the Warrants and the Representative’s Warrant have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.14         No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement, the Warrants, the Representative’s Warrant and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s memorandum of association or articles of association (as the same may be amended or restated from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof , including any certificates of approval granted to the Company by the Chief Scientist (as hereinafter defined) or the Investment Center (as hereinafter defined) except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Change.

2.15         No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity including (A) any instrument of approval granted to it by the Office of the Chief Scientist of the Israeli Ministry of Economy (the “Chief Scientist”) or (B) any instrument of approval granted to it by the Investment Center of the Israeli Ministry of Economy (the “Investment Center”), except as would not reasonably be expected to result in a Material Adverse Change.

2.16	Corporate Power; Licenses; Consents.

2.16.1.          Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except for any such authorization, approval, order, license, certificate or permit that would not reasonably be expected to result in a Material Adverse Change.

2.16.2.          Transactions Contemplated Herein. The Company has all corporate power and authority to enter into each of this Agreement, the Warrant Agreement, the Warrants and the Representative’s Warrant and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Warrants and the Representative’s Warrant and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except (A) with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) the filing of certain notices with the Registrar of Companies of the State of Israel regarding the issuance of the Shares (and the Representative’s Securities) and the Company becoming a “public company” (within the meaning of the Israeli Companies Law) or the filing of certain information following the Closing Date with the Chief Scientist and the Bank of Israel. No event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such authorization or any other impairment of the rights of the holder or maker of any such authorization. All company approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement, the Warrant Agreement, the Warrants and the Representative’s Warrant have been obtained and are in effect. The Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Public Securities or the Representative’s Securities.

2.17         D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.26 below), provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.18         Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the Company’s application for the quotation of the Public Securities on the Trading Market. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

2.19         Good Standing. The Company has been duly organized and is validly existing as a corporation in Israel and is duly qualified to do business in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change. Each of the Company’s Subsidiaries has been duly organized and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation or formation and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change. The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law) by the Registrar of Companies of the State of Israel. The memorandum of association and articles of association of the Company comply with Israeli law and are in full force and effect.

2.20         Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

2.21	Transactions Affecting Disclosure to FINRA.

2.21.1.          Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.21.2.          Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or with respect to (i) in this Secton 2.21.2, as disclosed to the Representative, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.21.3.          Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.21.4.          FINRA Affiliation. There is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company's securities or (iii) beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.21.5.          Information. All information provided by the Company in its FINRA questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.22         Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). The foregoing representations and warranties shall also be deemed given regarding laws of non-U.S. jurisdictions similar to the FCPA, including, without limitation, Sections 291 and 291A of the Israel Penal Law, 5737-1977 and the rules and regulations thereunder.

2.23         Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.24         Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israel Prohibition on Money Laundering Law, 5760-2000 and Prohibition on Money Laundering Order, 5761-2001, the Israel Prohibition on Funding of Terrorism Law, 5765-2005 and the regulations and decrees promulgated thereunder, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.25         Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Representative Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.26         Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and each owner of the Company’s outstanding securities (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.27         Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Change. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.28         Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.29         Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Nasdaq Stock Market.

2.30	Sarbanes-Oxley Compliance.

2.30.1.          Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.30.2.          Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.31         Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.32         No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.33         No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.34         Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, technology and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company or any of its Subsidiaries and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company or any of its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, neither the Company nor any of its Subsidiaries has received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries, or actions undertaken by the employee while employed with the Company or any of its Subsidiaries and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any of its Subsidiaries which has not been patented has been kept confidential. Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any material contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in material violation of the rights of any persons.

2.35         Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign, including Israeli and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.36         ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.37         Compliance with Laws. The Company and each of its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by of the Company and its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”);(C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action, in each case except as would not reasonably be expected to have a Material Adverse Change; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action. The Company has not received any notice denying, revoking or modifying any “benefited enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the Chief Scientist or the Israeli Tax Authority (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “benefited enterprise” status and to grants and benefits from the Chief Scientist and/or the Israeli Tax Authority was true, correct and complete in all material respects when supplied to the appropriate authorities.

2.38         Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.39         Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.40         Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.41         Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.42	[Intentionally Omitted].

2.43         Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.44         Environmental Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change; and neither the Company nor any of its Subsidiaries is aware of any pending investigation that might lead to such a claim.

2.45         Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

2.46         Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative, or any underwriter the Company previously engaged as was disclosed to the counsel to the Representative, and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act or, to the extent that such Testing-the-Waters Communications were conducted in Israel, only to such Israeli investors listed in the First Addendum to the Israeli Securities Law and in accordance with Israeli law, and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2-C hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

2.47	[Intentionally Omitted].

2.48         Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Units, Ordinary Shares or Warrants to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.49         No Issuance Taxes, Etc. Assuming that the Underwriters are not otherwise subject to taxation in the State of Israel due to Israeli tax residence, the existence of a permanent establishment in Israel or any substantial activity of such Underwriter in Israel, no stamp or other issuance taxes, no duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the State of Israel or to any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement by the Company or (2) the issuance, sale or delivery of the Public Securities or the Representative’s Securities to be issued and sold by the Company to or for the respective accounts of the Underwriters as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and pursuant to the terms of this Agreement, other than in connection with withholding taxes on account of capital gains of the Company arising under clauses (1) and (2) above.

2.50         Reverse Stock Split. The Company has taken all necessary corporate action to effectuate a reverse stock split of its Ordinary Shares on the basis of one (1) such share for each 9.2367 issued and outstanding shares thereof, or such other ratio as may be determined by the Company (the “Reverse Stock Split”). Such Reverse Stock Split became effective on the Effective Date of the Registration Statement.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1           Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing promptly after receipt of such amendment or supplement.

3.2	Federal Securities Laws.

3.2.1.          Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities, the Warrant Shares and Representative’s Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities, the Warrant Shares and Representative’s Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2.          Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Representative Counsel or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or Representative Counsel shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or Representative Counsel shall reasonably object.

3.2.3.          Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use its reasonable best efforts to maintain the registration of the Ordinary Shares and the Warrants under the Exchange Act. The Company shall not deregister the Units, the Ordinary Shares or the Warrants under the Exchange Act for a period of three (3) years after the date of this Agreement without the prior written consent of the Representative.

3.2.4.          Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.2.5.          Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

3.3           Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and Representative Counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4           Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested or may request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5           Effectiveness and Events Requiring Notice to the Representative. The Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.6           Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

3.7           Quotation or Listing. The Company shall use its best efforts to maintain the quotation or listing of the Ordinary Shares and the Warrants (including the Public Securities) on the Trading Market or on a Stock Exchange for at least three years from the date of this Agreement. For purposes of this Agreement the term “Stock Exchange” shall mean the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

3.8           Financial Public Relations Firm. As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be _________________, which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than two (2) years after the Effective Date.

3.9	Reports to the Representative.

3.9.1.          Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1.

3.9.2.          Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. VStock Transfer LLC is acceptable to the Representative to act as Transfer Agent for the Ordinary Shares.

3.9.3.          Trading Reports. For a period of three (3) years after the date of this Agreement, the Company shall provide to the Representative, at the Company’s expense, such reports published by Exchange relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.10	Payment of Expenses

3.10.1.          General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the quotation of such Public Securities on the Exchange and such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, it being agreed that if the Offering is commenced on the Nasdaq Capital Market , the Company shall make a payment of $5,000 to Representative Counsel at Closing, or if the Offering is commenced on the Over-the-Counter Bulletin Board (which includes the Trading Market), the Company shall make a payment of $15,000 to Representative Counsel upon the commencement of “blue sky” work by Representative Counsel and an additional $5,000 at Closing); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (h) the costs and expenses of a public relations firm; (i) the costs of preparing, printing and delivering certificates representing the Public Securities; (j) fees and expenses of the transfer agent for the Ordinary Shares and the Warrant Agent for the Warrants; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (l) to the extent approved by the Company in writing, the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Representative may reasonably request; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) fees and expenses of the Representative Counsel not to exceed $75,000, plus the legal fees an expenses of the prior underwriters previously engaged by the Company in connection with its initial public offering in a total amount equal to $145,000; (q) the $29,500 cost associated with the Underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; and (r) up to $5,000 of the Representative’s actual accountable “road show” expenses for the Offering. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

3.10.2.          Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.10.1, on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Units, less the Advance (as such term is defined in Section 8.3 hereof), provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 8.3 hereof.

3.11         Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.12         Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.13         Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities. In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel. All grants and issuances of the Company’s securities were made in compliance with the Israeli Securities Law and the Israeli Companies Law. Without limiting the generality of the preceding sentence, all grants and issuances of the Company’s securities to its employees were made pursuant to the Company’s employee share option plans disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and in accordance with Section 15B(2) of the Israeli Securities Law.

3.14         Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15         Accountants. The Company has retained and shall continue to retain an independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.16         FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.17         No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.18	Company Lock-Up Agreements.

3.18.1.          Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company other than a registration statement on Form S-8; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 3.18.1 shall not apply to (i) the Units to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which has been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company which has been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that in each of (ii) and (iii) above, the underlying shares shall be restricted from sale during the entire Lock-Up Period.

3.18.2.          Restriction on Continuous Offerings. Notwithstanding the restrictions contained in Section 3.18.1, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 12 months after the date of this Agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

3.19         Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2.26 hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.20         Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21         Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.22         Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Securities within the meaning of the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period.

4.          Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1	Regulatory Matters.

4.1.1.          Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

4.1.2.          FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.          Exchange Stock Market Clearance. On the Closing Date, the Company’s Units, Ordinary Shares and Warrants, including the Firm Units, shall have been approved for quotation on the Trading Market, subject only to official notice of issuance. On the first Option Closing Date (if any), the Company’s Units, Ordinary Shares and Warrants, including the Option Units, shall have been approved for quotation on the Trading Market, subject only to official notice of issuance.

4.2	Company Counsel Matters.

4.2.1.          Closing Date Opinion of U.S. Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, U.S. counsel to the Company, dated the Closing Date and addressed to the Representative in form and substance satisfactory to the Representative .

4.2.2.          Opinion of Special Intellectual Property Counsel for the Company. On the Closing Date, the Representative shall have received the opinion of Greenberg Traurig LLP, special intellectual property counsel for the Company, dated the Closing Date, addressed to the Representative in the form and substance satisfactory to the Representative .

4.2.3.          Closing Date Opinion of Israeli Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Zysman, Aharoni, Gayer and Co., Israeli counsel to the Company, dated the Closing Date and addressed to the Representative in the form and substance satisfactory to the Representative .

4.2.4.          Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of each counsel listed in Sections 4.2.1, 4.2.2 and 4.2.3 dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

4.2.5.          Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative Counsel if requested.

4.3	Comfort Letters.

4.3.1.          Cold Comfort Letter. At the time this Agreement is executed you shall have received a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to you and to the Auditor, dated as of the date of this Agreement.

4.3.2.          Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

4.4	Officers’ Certificates.

4.4.1.          Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer, its President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects)and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

4.4.2.          Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Company’s articles of association is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal, state or foreign (including Israel)commission, board or other administrative agency wherein an unfavorable decision, ruling or finding , which could reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6	Delivery of Agreements.

4.6.1.          Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.6.2.          Warrant Agreement. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Warrant Agreement.

4.6.3.          Representative’s Warrant On the Closing Date and the Option Closing Date, if any, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant(s).

4.7           Good Standing Certificates. On the Closing Date and the Option Closing Date, if any, the Company shall have delivered to the Representative a satisfactory evidence of the valid existence of the Company as a non-breaching company (within the meaning of Section 362A of the Israeli Companies Law) in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request (to the extent applicable in such jurisdiction), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. On the Closing Date and the Option Closing Date, if any, the Company shall have delivered to the Representative a certificate of good standing for Advanced Inhalation Therapies (AIT) Inc. from the State of Delaware.

4.8           Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities and the Representative’s Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

5.	Indemnification.

5.1	Indemnification of the Underwriters.

5.1.1.          General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (a “Claim”), (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Pricing Disclosure Package, any Preliminary Prospectus, the Prospectus, or in any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication (as from time to time each may be amended and supplemented); (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (C) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and Representative’s Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Trading Market or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information or (ii) otherwise arising in connection with or allegedly in connection with the Offering. The Company also agrees that it will reimburse each Underwriter Indemnified Party for all fees and expenses (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Underwriter Indemnified Party in investigating, preparing, pursuing or defending any Claim.

5.1.2.          Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses if an Underwriter Indemnified Party requests that the Company do so. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company. The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Underwriter Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Underwriter Indemnified Party, acceptable to such Underwriter Indemnified Party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Underwriter Indemnified Party.

5.2           Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication.

5.3	Contribution.

5.3.1.          Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering of the Public Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Ordinary Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.3.1 in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Public Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2.          Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.	Default by an Underwriter.

6.1           Default Not Exceeding 10% of Firm Units, Option Units, Option Shares or Option Warrants. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units, the Option Units, the Option Shares or the Option Warrants, if the Over-allotment Option is exercised hereunder, and if the number of the Firm Units, the Option Units, the Option Shares or the Option Warrants with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units, the Option Units, the Option Shares or the Option Warrants that all Underwriters have agreed to purchase hereunder, then such Firm Units the Option Units, the Option Shares or the Option Warrants to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2           Default Exceeding 10% of Firm Units the Option Units, the Option Shares or the Option Warrants. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Units, the Option Units, the Option Shares or the Option Warrants, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units, the Option Units, the Option Shares or the Option Warrants to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units, the Option Units, the Option Shares or the Option Warrants, you do not arrange for the purchase of such Firm Units, the Option Units, the Option Shares or the Option Warrants, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Units, the Option Units, the Option Shares or the Option Warrants on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units, the Option Units, the Option Shares or the Option Warrants to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.9 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, the Option Shares or the Option Warrants, this Agreement will not terminate as to the Firm Units; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3           Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Units, Ordinary Shares or Warrants.

7.	Additional Covenants.

7.1           Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board comply with the Sarbanes-Oxley Act, with the Exchange Act and with the rules of the Trading Market or the listing rules of any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Nasdaq Stock Market.

7.2           Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the Fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business and any other press release that may be necessary to comply with the Securities Act or the rules of the Trading Market.

7.3           Right of First Refusal. Provided that the Firm Units are sold in accordance with the terms of this Agreement, the Representative shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the date the Offering is completed, to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative.

The Company shall notify the Representative of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Representative.  If the Representative fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then the Representative shall have no further claim or right with respect to the Subject Transaction. The Representative may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative shall not adversely affect the Representative’s Right of First Refusal with respect to any other Subject Transaction during the twelve (12) month period agreed to above.

8.	Effective Date of this Agreement and Termination Thereof.

8.1           Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2           Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State, federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Units or Option Units; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3           Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the reasonable fees and disbursements of Representative Counsel), subject to the limitations set forth in Section 3.10.1 hereof, up to a maximum of $100,000, inclusive of the $20,000 advance for accountable expenses previously paid by the Company to the Representative (the “Advance”) and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

8.4           Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5           Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9.	Miscellaneous.

9.1           Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

Joseph Gunnar & Co., LLC

30 Broad Street, 11th Fl

New York, NY 10004
Attn: Mr. Eric Lord, Head of Investment Banking/Underwritings

Fax No.: (646) 461-2729

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax No.:  (212) 407-4990

If to the Company:

Advanced Inhalation Therapies Ltd.
2 Derech Meir Weisgal

Rehovot, 7632605 Israel
Attention: , Amir Avniel, Chief Executive Officer
Fax No: [•]

with a copy (which shall not constitute notice) to:

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
1633 Broadway

New York, NY 10019
Attention: . Oded Har-Even, Esq.
Fax No: (212) 660-3001

And to:

Zysman, Aharoni, Gayer & Co.
41-45 Rothschild Blvd.
Beit Zion
Tel-Aviv, Israel 65784

Attention: Shy S. Baranov, Adv.
Fax No.: + 972-3-7955550

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3           Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4           Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5           Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6           Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby irrevocably designates and appoints Zysman, Aharoni, Gayer and Sullivan & Worcester LLP as the authorized agent of the Company upon whom process may be served in any suit, proceeding or other action against the Company instituted by any Underwriter or by any person controlling an Underwriter as to which such Underwriter or any such controlling person is a party and based upon this Agreement, the Public Securities or the Representative’s Warrant or in any other action against the Company in any federal or state court sitting in the County of New York, arising out of the offering made by the Prospectus or any purchase or sale of securities in connection therewith. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Underwriters shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company further agrees that service of process upon their authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company (on its behalf and, to the extent permitted by applicable law on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Public Securities, the Representative’s Warrant or this Agreement or otherwise relating to the offering, issuance and sale of the Public Securities or the Representative’s Warrant in any federal or state court sitting in the County of New York and any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company and each of the Underwriters hereby further irrevocably waives to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Public Securities and the Representative’s Warrant. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Public Securities, the Representative’s Warrant or this Agreement rendered by any such federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters to serve any process or notice of motion or other application in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect.

9.7           Judgment Currency The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

9.8           Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.9           Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ADVANCED INHALATION THERAPIES (AIT) LTD.

By:
Name:
Title:

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

JOSEPH GUNNAR & CO., LLC.

By:
Name: Eric Lord
Title: Head of Investment Banking/Underwritings

[Signature Page]

[ISSUER] – Underwriting Agreement

SCHEDULE 1

Underwriter	Total Number of Firm Units to be Purchased	Number of Option Securities to be Purchased if the Over-Allotment Option is Fully Exercised

Joseph Gunnar & Co., LLC.

TOTAL

Sch. 1-1

SCHEDULE 2-A

Pricing Information

Number of Firm Units: [•]

Number of Option Units: [•]

Number of Option Shares: [•]

Number of Option Warrants: [•]

Public Offering Price per Unit: $[•]

Underwriting Discount per Unit: $[•]

Underwriting Non-accountable expense allowance per Unit: $[•]

Proceeds to Company per Unit (before expenses): $[•]

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

Free Writing Prospectus dated January 11, 2016 to Preliminary Prospectus dated January 11, 2016

SCHEDULE 2-C

Written Testing-the-Waters Communications

[None.]

Sch. 2-1

SCHEDULE 3

List of Lock-Up Parties

Mor Research Application Ltd.

David Greenberg

Yossef Av-Gay

Amir Avniel

Rony and Ari Raved

Enrique Derzavich

Ron Bentsur

Racheli Vizman

Ifat Tal

Jerome B. Zeldis

Nachum Shamir

Ari Raved

Ronen Kantor

Danny Raved

Matan Raved

Ariel Herzfeld

Azouri Brothers - Ronen Azouri

Botein & Company LLC

David Markus

Eliav Bar-David

Enrique Derzavich

INF Pro Enterprises, Inc.

Jacques Matathias

Landslide IP group

Sch. 3-1

Ruth Gorenstein

Sagit Shiran

Shay Teitelbaum

Yossi Williger

Yuval Cohen-Abravanel

Zur Erez

Dov Shaphir

Ein tal

ANR Ltd.

Hamlek

Ali Ardakani

Yariv Peretz

Armaz group

Ehud Zadokya

Gidi Paret

Asher Tal

Hugh O'Brodovich

Andrew Colin

Hannah Blue

Einav Levi

Rinat Kalaora

Richard Malley

Yoram Raved

David Grossman

Atai Ophir

 Sch. 3-2

EXHIBIT A

Form of Representative’s Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) JOSEPH GUNNAR & CO., LLC OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF JOSEPH GUNNAR & CO., LLC OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [________________] [DATE THAT IS ONE YEAR FROM THE EFFECTIVE DATE OF THE OFFERING]. VOID AFTER 5:00 P.M., EASTERN TIME, [___________________] [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE OFFERING].

ORDINARY SHARE PURCHASE WARRANT

For the Purchase of [_____] Ordinary Shares

of

ADVANCED INHALATION THERAPIES (AIT) LTD.

1.          Purchase Warrant. THIS CERTIFIES THAT, in consideration of services rendered by or on behalf of Joseph Gunnar & Co., LLC (“Holder”), as registered owner of this Purchase Warrant, to Advanced Inhalation Therapies (AIT) Ltd., an Israeli corporation (the “Company”), Holder is entitled, at any time or from time to time from [_________2017] [DATE THAT IS ONE YEAR FROM THE EFFECTIVE DATE OF THE OFFERING] (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, [____________2021] [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE OFFERING] (the ”Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [____] ordinary shares of the Company, no par value (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $[___] per Share [125% of the price of the Shares included in the Firm Units sold in the Offering]; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

Ex. A-1

2.	Exercise.

2.1           Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2           Cashless Exercise.  If at any time after the Commencement Date there is no effective registration statement registering, or no current prospectus available for, the resale of the Shares by the Holder, then in lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the issue to Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A
Where,
		X	=	The number of Shares to be issued to Holder;
		Y	=	The number of Shares for which the Purchase Warrant is being exercised;
		A	=	The fair market value of one Share; and
		B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)          if the Company’s ordinary shares are traded on a securities exchange, the value shall be deemed to be the closing price on such exchange on the trading day prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)         if the Company’s ordinary shares are actively traded over-the-counter, the value shall be deemed to be the closing bid on the trading day prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3        Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

Ex. A-2

3.	Transfer.

3.1           General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than: (i) Joseph Gunnar & Co., LLC (“Joseph Gunnar”) or an underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of Joseph Gunnar or of any such underwriter or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Loeb & Loeb LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the ”Commission”) and compliance with applicable state securities law has been established.

4.	Registration Rights.

4.1	Demand Registration.

4.1.1           Grant of Right. If at any time after the Commencement Date there is no effective registration statement registering, or no current prospectus available for, the resale of the Shares by the Holder, the Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Purchase Warrants and/or the underlying Shares (“Majority Holders”), agrees to register, on one occasion, all or any portion of the Shares underlying the Purchase Warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time during a period of four (4) years beginning on the Commencement Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Purchase Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice.

Ex. A-3

4.1.2        Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder shall be entitled to a demand registration under this Section 4.1.2 on only one (1) occasion and such demand registration right shall terminate on the fourth anniversary of the Commencement Date in accordance with FINRA Rule 5110(f)(2)(G)(iv).

4.2	“Piggy-Back” Registration.

4.2.1           Grant of Right. If at any time after the Commencement Date there is no effective registration statement registering, or no current prospectus available for, the resale of the Shares by the Holder, in addition to the demand right of registration described in Section 4.1 hereof, the Holder shall have the right, for a period of no more than six (6) years from the Commencement Date in accordance with FINRA Rule 5110(f)(2)(G)(v), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Ordinary Shares which may be included in a registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

Ex. A-4

4.2.2        Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2; provided, however, that such registration rights shall terminate on the sixth anniversary of the Commencement Date. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 before the effective date of such registration, without penalty, whether or not any Holder has elected to include Registrable Securities in such registration.

4.3	General Terms.

4.3.1           Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5.1 of the Underwriting Agreement between the Underwriters and the Company, dated as of [___________], 2016. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

4.3.2        Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.3       Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings, to the extent the Company furnishes the same to any underwriters, if any, a signed counterpart, addressed to such Holder or underwriter, of: (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

Ex. A-5

4.3.4        Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares and their intended methods of distribution.

4.3.5        Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.3.6        Damages. Should the registration or the effectiveness thereof required by Sections 4.1 and 4.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5.	New Purchase Warrants to be Issued.

5.1           Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

Ex. A-6

5.2           Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.           Adjustments.

6.1           Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1           Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

6.1.2           Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

6.1.3           Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4           Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

Ex. A-7

6.2           Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3           Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7.            Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Purchase Warrants and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of the Purchase Warrants to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

8.           Certain Notice Requirements.

8.1           Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

Ex. A-8

8.2           Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed. Notwithstanding anything to the contrary in Sections 8, the failure to provide any notice described in this Section 8 or any defect therein shall not affect the validity of the corporate action required to be specified in such notice.

8.3           Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4           Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

Joseph Gunnar & Co., LLC

30 Broad Street, 11th Fl

New York, NY 10004
Attn: Mr. Eric Lord, Head of Investment Banking/Underwritings

Fax No.: (646) 461-2729

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax No.:  (212) 407-4990

If to the Company:

Advanced Inhalation Therapies Ltd.
2 Derech Meir Weisgal

Rehovot, 7632605 Israel
Attention: , Amir Avniel, Chief Executive Officer
Fax No: [•]

Ex. A-9

with a copy (which shall not constitute notice) to:

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
1633 Broadway

New York, NY 10019
Attention: Oded Har-Even, Esq.
Fax No: (212) 660-3001

9.            Miscellaneous.

9.1           Amendments. The Company and Joseph Gunnar may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Joseph Gunnar may deem necessary or desirable and that the Company and Joseph Gunnar deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3.           Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4           Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

Ex. A-10

9.5           Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby irrevocably designates and appoints Zysman, Aharoni, Gayer and Sullivan & Worcester LLP as the authorized agent of the Company upon whom process may be served in any suit, proceeding or other action against the Company instituted by any Holder or by any person controlling a Holder as to which such Holder or any such controlling person is a party and based upon this Purchase Warrant or in any other action against the Company in any federal or state court sitting in the County of New York, arising out of this Purchase Warrant. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Holder shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Holder. The Company further agrees that service of process upon their authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company (on its behalf and, to the extent permitted by applicable law on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on this Purchase Warrant in any federal or state court sitting in the County of New York and any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company and the Holder hereby further irrevocably waives to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Warrant. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of this Purchase Warrant rendered by any such federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Holder to serve any process or notice of motion or other application in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect.

9.6           Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7           Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8           Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and Joseph Gunnar enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

[Signature Page Follows]

Ex. A-11

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2016.

ADVANCED INHALATION THERAPIES (AIT) LTD.

By:
Name:
Title:

Ex. A-12

[Form to be used to exercise Purchase Warrant]

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ ordinary shares of the Company, no par value (the “Shares”), of Advanced Inhalation Therapies (AIT) Ltd., an Israeli corporation (the “Company”), and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares of the Company under the Purchase Warrant for ______ Shares, as determined in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

Ex. A-13

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Ex. A-14

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto the right to purchase ordinary shares no par value, of Advanced Inhalation Therapies (AIT) Ltd., an Israeli corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Ex. A-15

EXHIBIT B

Form of Lock-Up Agreement

LOCK-UP LETTER AGREEMENT

Joseph Gunnar & Co., LLC

30 Broad Street, 11th Fl

New York, NY 10004

As Representative of the several Underwriters named on Schedule 1 to the Underwriting Agreement referenced below

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of units (the “Units”), each consisting of two ordinary shares no par value (the “Ordinary Shares”), of Advanced Inhalation Therapies Ltd., an Israeli corporation (the “Company”) and three warrants to purchase Ordinary Shares, and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any securities of the Company (including, without limitation, Units, Ordinary Shares, preferred shares, options or warrants that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Units or Ordinary Shares that may be issued upon exercise or conversion of any preferred shares, options or warrants) or securities convertible into or exercisable or exchangeable for Units or Ordinary Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Units or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units, Ordinary Shares or other securities, in cash or otherwise, (3) except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Units, Ordinary Shares or securities convertible into or exercisable or exchangeable for Units, Ordinary Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Ex. B-1

The foregoing paragraph shall not apply to (a) transactions relating to Units, Ordinary Shares or other securities (i) acquired, in the case of the Company’s Affiliates (as such term is defined under Rule 144 promulgated under the Securities Act, as such term is defined below) in the open market after the completion of the Offering; or (ii) with respect to non-Affiliates, acquired as part of the Offering or in the open market after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfers; (b) bona fide gifts of shares of any class of the Company’s capital stock or any security convertible into Units or Ordinary Shares, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); (c) any transfer of any security, including Units, Ordinary Shares or any security convertible into or exercisable for Units or Ordinary Shares by will or intestate succession upon the death of the undersigned; (d) transfer of Units, Ordinary Shares or any security convertible into or exercisable for Units or Ordinary Shares to an immediate family member (for purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned; provided that, in the case of clauses (b) - (d) above, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies the Representative at least two business days prior to the proposed transfer or disposition; (e) the transfer of Ordinary Shares to the Company to satisfy withholding obligations for any equity award granted pursuant to the terms of the Company’s stock option/incentive plans, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party), provided that as a condition of any transfer pursuant to this clause (e), that if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares during the Lock-Up Period, the undersigned shall include a statement in such report, and if applicable an appropriate disposition transaction code, to the effect that such transfer is being made as a share delivery or forfeiture in connection with a net value exercise, or as a forfeiture or sale of shares solely to cover required tax withholding, as the case may be; (f) transfers of Units, Ordinary Shares or any security convertible into or exercisable or exchangeable for Units or Ordinary Shares pursuant to a bona fide third party tender offer made to all holders of the Units and/or Ordinary Shares, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company, including voting in favor of any such transaction or taking any other action in connection with such transaction, provided that in the event that such merger, tender offer or other transaction is not completed, the Units, Ordinary Shares and any security convertible into or exercisable or exchangeable for Units or Ordinary Shares shall remain subject to the restrictions set forth herein; (g) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Ordinary Shares issued upon such exercise or conversion; (h) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Units, Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Units or Ordinary Shares, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; and (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Act of the undersigned’s Units or Ordinary Shares, provided that no transfer of the undersigned’s Units or Ordinary Shares registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s Units or Ordinary Shares during the Lock-Up Period. For purposes of clause (f) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

Ex. B-2

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this Lock-Up Letter Agreement except in compliance with this Lock-Up Letter Agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any Units or Ordinary Shares that the undersigned may purchase in the Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of securities subject to this Lock-Up Letter Agreement, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of securities subject to this Lock-Up Letter Agreement not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Letter Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

Ex. B-3

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Units to the Underwriters or (2) June 30, 2016, in the event that the Underwriting Agreement has not been executed by that date.

This Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Ex. B-4

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal Representative, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: _______________

Ex. B-5

EXHIBIT C

Form of Press Release

ADVANCED INHALATION THERAPIES (AIT) LTD.

[Date]

Advanced Inhalation Therapies (AIT) Ltd. (the “Company”) announced today that Joseph Gunnar & Co., LLC, acting as representative for the underwriters in the Company’s recent public offering of  _______ units, each consisting of two ordinary shares and three warrants, each to purchase one ordinary share of the Company, is [waiving] [releasing] a lock-up restriction with respect to _________  [units/ordinary shares] of the Company held by [certain officers, directors or security holders] [an officer, director or security holder] of the Company.  The [waiver] [release] will take effect on  _________, 20___, and the [units/ ordinary shares] may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

Ex. C-1